EVANSTON CAPITAL MANAGEMENT, LLC

CODE OF ETHICS

This Code of Ethics is given to all “Supervised Persons” of Evanston Capital Management, LLC (“Evanston”), an investment adviser registered as such with the Securities and Exchange Commission (“SEC”).  Additionally, “Access Persons” are generally required to file various written reports with Evanston, detailing certain personal security holdings and security transactions and general compliance with this Code of Ethics, and, subject to certain limited exceptions set forth in the Code of Ethics, all trades of “Reportable Securities” to be executed by “Access Persons” of Evanston must be pre-cleared.

March 26, 2013

EVANSTON CAPITAL MANAGEMENT, LLC

CODE OF ETHICS

1.           Purposes

This Code of Ethics has been adopted by Evanston Capital Management, LLC (“Evanston”) in accordance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The purpose of this Code of Ethics is to provide regulations and procedures consistent with the Advisers Act and Rule 204A-1 and to prevent certain persons affiliated with Evanston from engaging in any conduct prohibited by Rule 204A-1 or from breaching any other applicable Federal Securities Laws, such as:

Engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon Evanston or any such client of Evanston or any portfolio manager or investment fund (a “Portfolio Manager”) with which any Evanston client, including investment funds advised by Evanston (the “Funds”) is invested or is considering investing; or

Engaging in any manipulative practice with respect to Evanston or any such client or Portfolio Manager.

2.           Definitions

(a)	“Access Person” means any Supervised Person of Evanston:

	(i)	who has access to nonpublic information regarding any client’s purchase or sale of Securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund;

	(ii)	who is involved in making Securities recommendations to clients, or who has access to such recommendations that are nonpublic; or

	(iii)	who is involved in the day-to-day operations of Evanston.

For so long as providing investment advice is Evanston’s primary business, all of Evanston’s directors, managers, officers and members are presumed to be Access Persons; provided, however, that the Non-Evanston Managers (as defined below) will have no investment authority with respect to clients of Evanston and no involvement in the day-to-day operations of Evanston, and accordingly such Non-Evanston Managers will be deemed not to be “Access Persons.”

(b)	“Advisers Act” has the meaning ascribed to such term in Section 1.

(c)
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

(d)
“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in determining whether a person has beneficial ownership of a Security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.  (See Appendix A.)

(e)
“Board of Managers” means Adam B. Blitz, David L. Wagner, John W. Croghan, Todd R. Crockett, Roger B. Kafker, and any other person that is elected to serve as a manager on Evanston’s Board of Managers.

(f)
“Chief Compliance Officer” means Melanie Lorenzo; provided that, with respect to trading by such person, Scott Zimmerman shall perform all duties under this Code of Ethics otherwise to be performed by the Chief Compliance Officer.

(g)
“Control,” unless otherwise indicated, means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of holding an official position with such company.

(h)	“Evanston” has the meaning ascribed to such term in Section 1.

(i)
“Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the “Company Act”), the Advisers Act, Title V of the Gramm-Leach-Bliley Act, each as it may be amended, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(j)	“Fund” has the meaning ascribed to such term in Section 1.

(k)
“Initial Public Offering” means an offering of Securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

(l)
“Limited Offering” means an offering of Securities that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) of, or pursuant to Rule 504, Rule 505 or Rule 506 under, the 1933 Act.

(m)
“Non-Evanston Managers” means each member of Evanston’s Board of Managers other than David L. Wagner, Adam B. Blitz, and any other person that is elected to serve as a manager on Evanston’s Board of Managers that is also an officer or employee of Evanston.

(n)	“Portfolio Manager” has the meaning ascribed to such term in Section 1.

(o)	“Purchase or sale of a Security” includes, among other things, the purchase or writing (sale) of an option to purchase or sell a Security.

(p)	“Reportable Fund” means

(i)
Any investment company registered under the Company Act, for which Evanston serves as an investment adviser (including as a sub-adviser) as defined in Section 2(a)(20) of the Company Act  (i.e., Evanston has been approved by the investment company’s board of directors to serve in such capacity); or

(ii)
Any investment company registered under the Company Act, whose investment adviser or principal underwriter controls Evanston, is controlled by Evanston, or is under common control with Evanston.  For purposes of this Section 2(p)(ii), control has the same meaning as it does in Section 2(a)(9) of the Company Act.

(q)	“Reportable Security” shall have the meaning ascribed to the term “Security” in Section 202(a)(18) of the Advisers Act, except that it shall not include:

	(i)	direct obligations of the Government of the United States;

	(ii)	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

	(iii)	shares issued by money market funds;

	(iv)	shares issued by open-end funds other than Reportable Funds or exchange traded funds; and

	(v)	shares issued by unit investment trusts, other than exchange traded funds, that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

(r)
“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Please note that under this definition, “Security”

includes a right to acquire a Security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).  The following are not Securities:  commodities, commodity futures and options thereon, and commodity options traded on a commodities exchange, including currency futures.  Although futures on a single security and on a “narrow-based security index” as defined in the Exchange Act, Section 3(a)(55)(B) are securities, futures on a broad-based security index are not.

(s)
“Supervised Person” means any member, officer, director (or other person occupying a similar status or performing similar functions), or employee of Evanston, or other person who provides investment advice on Evanston’s behalf and is subject to Evanston’s supervision and control.

3.	General Principles

Evanston recognizes that it owes a fiduciary duty to its clients.  Consistent with those duties, no Supervised Person shall (a) place his or her personal interests ahead of those of any client of Evanston, (b) conduct his or her personal Reportable Security transactions in a manner that is inconsistent with this Code of Ethics or that creates an actual or potential conflict of interest or abuses his or her position of trust and responsibility, (c) take inappropriate advantage of his or her position with Evanston, (d) execute transactions in the Securities of any issuer in which he or she has actual knowledge that a Portfolio Manager is contemplating or in the process of executing a transaction; or (e) otherwise breach any applicable Federal Securities Laws, including those relating to insider trading.

4.	Prohibited Purchases and Sales

(a)
No Access Person shall purchase or sell, directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale is being considered for purchase or sale by any client of Evanston.  A Reportable Security is “being considered for purchase or sale by Evanston” if an investment professional of Evanston intends to consummate a purchase or sale of that Reportable Security or if there is a pending purchase or sale order for that Reportable Security, provided that, notwithstanding the foregoing, Access Persons shall be permitted to purchase or sell a Reportable Security “being considered for purchase or sale” if the proposed transaction, in the judgment of the Chief Compliance Officer, will not: (i) adversely affect any client of Evanston, (ii) position the Access Person to profit from a trade made or position held by any such client, or (iii) violate the general principles set forth in Section 3.

	(b)	No Access Person shall:

		(i)	Purchase Securities in an Initial Public Offering prior to obtaining the written approval of the Chief Compliance Officer; or

		(ii)	Acquire Securities in a Limited Offering prior to obtaining the written approval of the Chief Compliance Officer.

Such approval shall be granted only if the Chief Compliance Officer determines that (a) the purchase is not one which should be reserved for the clients of Evanston and (b) the opportunity to purchase the Security was not offered to the Access Person because of his or her position with Evanston; provided, however, that Access Persons may acquire securities in a Limited Offering of a Fund if such acquisition is approved with the prior written consent of the Chief Compliance Officer.

	(c)	Evanston shall maintain copies of any written approvals that are granted in accordance with Section 15(b).

5.	Pre-Clearance of Personal Reportable Security Transactions

(a)
No Access Person shall purchase or sell, directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership until the proposed purchase or sale has been reviewed and approved (“pre-cleared”) by the Chief Compliance Officer, excluding, however, any such transaction in a Reportable Security of a type that neither Evanston nor, to the knowledge of any Access Person, any Portfolio Manager would then reasonably foreseeably be considering for purchase or sale by any client or Fund (based on the investment objectives and policies of Evanston’s clients or of any Portfolio Manager or Fund).

(b)
The Chief Compliance Officer shall grant a pre-clearance request to purchase or sell a Reportable Security if he or she determines that the proposed transaction does not involve a violation of Section 4(a).

(c)
A pre-clearance authorization to purchase or sell a Reportable Security shall remain valid for a period of five (5) business days; provided that the Access Person receiving such pre-clearance authorization continues during such period to believe that the information on his or her pre-clearance request is accurate.  If the purchase or sale transaction is not completed within that five (5) business day period the Access Person must have the proposed transaction pre-cleared again.  This reapproval requirement shall apply to transactions involving market orders as well as transactions involving orders to purchase or sell a Reportable Security at a specific price (or better).

(d)
The Chief Compliance Officer shall maintain records of all proposed personal Reportable Security transactions which have been pre-cleared for Access Persons.  Those records shall list the name of the Access Person, the indicated intent to purchase or sell, the name and amount of the Reportable Security involved in the transaction, and the date on which the pre-clearance authorization was granted.

6.	Exempted Transactions

The prohibitions of Section 4(a) and the pre-clearance requirements of Section 5 of this Code of Ethics shall not apply to:

	(a)	Purchases or sales of Securities held in any account over which the individual has no direct or indirect influence or control.

	(b)	Purchases or sales which are nonvolitional.

	(c)	Purchases which are part of an Automatic Investment Plan.

(d)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

7.	Prohibited and Required Disclosures

	(a)	No Access Person shall:

(i)
Reveal to any other person (except in the normal course of his or her duties on behalf of Evanston) any information regarding Evanston’s Securities transactions or consideration by Evanston of any such Securities transactions.  For the avoidance of doubt, no Access Person shall reveal to any Non-Evanston Manager deemed not to be an Access Person any information regarding Evanston’s Securities transactions or considerations by Evanston of any such Securities transactions unless previously disclosed to clients of Evanston or Fund investors.  Notwithstanding the foregoing and as provided in Section 2(a) above, to the extent any Non-Evanston Manager invests in a Fund, such Non-Evanston Manager may receive information respecting the purchase or sale of Securities that Evanston provides to all Fund investors contemporaneously.

(ii)
Recommend any Securities transaction by any client of Evanston without having disclosed his or her interest, if any, in such Securities or the issuer thereof or its affiliates, including without limitation (i) his or her direct or indirect beneficial ownership of any Securities of such issuer or its affiliates, (ii) any contemplated transaction by such person in such Securities, (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has significant interest, on the other.

(b)
Prior to causing any client of Evanston to purchase or sell a Security of the company for which any Access Person serves as director or on the advisory board, the Access Person shall have the proposed transaction reviewed and approved by the Chief Compliance Officer.  In seeking such review and approval, the Access

Person shall disclose the fact that he or she is a director or on the advisory board of the company whose Securities are proposed to be purchased or sold.

(c)
Access Persons who invest personal funds with a Portfolio Manager may not obtain any more favorable treatment in respect of their investment than is made available to Evanston’s clients; provided that waiver of minimum investment amounts shall not, for these purposes, be considered favorable treatment; and provided further that the personal investments of Access Persons on terms more favorable than those available to Evanston’s clients shall not be deemed to violate this Code of Ethics where such personal investments were made or committed to prior to September 30, 2002 or, in the case of any Non-Evanston Manager deemed to be an Access Person, prior to the date upon which such Non-Evanston Manager became a member of Evanston’s Board of Managers.

(d)
Each Access Person shall disclose to the Chief Compliance Officer (i) any investment such person has made with or in a Portfolio Manager which is being considered for investment (including additional investment) by any Evanston client, including any Fund, and (ii) any investment known to such person that any such Portfolio Manager has made in any Fund.

8.	Reporting

	(a)	Unless excepted by Section 8(b), every Access Person of Evanston shall report to the Chief Compliance Officer as follows:

(i)
Initial Holdings Reports.  No later than ten (10) calendar days after the person becomes an Access Person, the following information (which information shall be current as of a date no more than forty-five (45) calendar days prior to the date the person becomes an Access Person):

(A)
The title and type of security, number of shares or ownership interest or principal amount, and the exchange ticker symbol or CUSIP number, of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person (including any Reportable Security held in physical form);

(B)
The name, account number, and the name and telephone number of the contact person (if any) of any broker, dealer, bank or other financial institution with which the Access Person maintains an account in which any Securities (note that this section of the report is not limited to Reportable Securities) were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

			(C)	The date that the report is submitted by the Access Person.

(ii)	Quarterly Transaction Reports. No later than thirty (30) calendar days after the end of each calendar quarter, the following information:

	(A)	With respect to any transaction during the quarter in a Reportable Security in which the Access Person had any direct or indirect beneficial ownership:

(1)
The date of the transaction, the title, and the exchange ticker symbol or CUSIP number, the number of shares or ownership interest, the interest rate and maturity date, and the principal amount (as applicable), of each Reportable Security involved;

		(2)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

		(3)	The price of the Reportable Security at which the transaction was effected;

		(4)	The name of the broker, dealer, bank or other financial institution with or through which the transaction was effected; and

		(5)	The date that the report is submitted by the Access Person.

	(B)	With respect to any account established by the Access Person in which any Reportable Security was held during the quarter for the direct or indirect benefit of the Access Person:

		(1)	The name of the broker, dealer, bank or other financial institution with which the Access Person established the account;

		(2)	The date the account was established;

		(3)	The name and telephone number of the contact person; and

		(4)	The date that the report is submitted by the Access Person.

(iii)
Annual Holdings Reports.  Annually, by February 14 of each year, the following information (which information shall be current as of a date no more than forty-five (45) calendar days before the report is submitted):

(A)
The title and type of security, number of shares or ownership interest or principal amount, and the exchange ticker symbol or CUSIP number, of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership;

(B)
The name, account number, and the name and telephone number of the contact person (if any) of any broker, dealer, bank or other financial institution with which the Access Person maintains an account in which any Securities (note that this section of the report is not limited to Reportable Securities) are held for the direct or indirect benefit of the Access Person; and

	(C)	The date that the report is submitted by the Access Person.

(b)
An Access Person shall not be required to (i) make a report with respect to transactions effected for, and a Reportable Security held in, any account over which such person does not have any direct or indirect influence or control, (ii) make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan, or (iii) make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements that Evanston has in its records so long as Evanston receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

(c)	Evanston’s General Counsel and Chief Compliance Officer shall institute procedures by which the Chief Compliance Officer or General Counsel review the reports required by Section 8(a).

(d)
Evanston’s General Counsel or Chief Compliance Officer shall identify all Access Persons who are required to make the reports required by Section 8(a) and shall inform those Access Persons of their reporting obligation.

(e)
Any report required by Section 8(a) may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Reportable Security to which the report relates.

(f)
Supervised persons shall report any violations of this Code of Ethics promptly to the Chief Compliance Officer or to Scott Zimmerman with a report thereof provided to the Chief Compliance Officer (or solely to Scott Zimmerman if the violation was committed by the Chief Compliance Officer).

9.	Policies and Procedures to Detect and Prevent Insider Trading

“Insider trading” is a crime.  Evanston, particularly as it may be from time to time in a position to receive “inside information,” vigorously enforces procedures to prevent any “insider trading” violation. Whether or not insider trading occurs, failure to maintain adequate policies to detect and prevent insider trading is a violation of the Advisers Act.  Evanston has established written Policies and Procedures to Detect and Prevent Insider Trading.  Such procedures are set forth in Appendix B hereto.  One basic aspect of this Code of Ethics which calls for creating and maintaining a record of certain trades by Evanston’s Access Persons in Reportable Securities is to be able to supervise and detect any possible violations of the prohibition on insider trading.

10.	Gifts and Entertainment

A.
Gifts and Entertainment Policy.  Employees may generally give and receive gifts and entertainment in the normal course of Evanston’s business activities, so long as such gifts and entertainment are not lavish or excessive, do not give the appearance of being designed to influence the recipient, and are in accordance with Evanston’s policies and procedures as set forth below.  Evanston developed these policies and procedures in consideration of the risks that Evanston employees would be improperly influenced by excessive gifts or entertainment, as well as the risk that Evanston employees would try to use gifts or entertainment to exert improper influence on another individual or entity in connection with Evanston’s business activities.  Evanston has established the following policies and procedures for Evanston and its employees as guidelines to mitigate these risks.

1.
Employees’ Receipt of Entertainment – Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not lavish or extravagant in nature.  Evanston employees are required to obtain pre-clearance from the Chief Compliance Officer (or if the recipient of the entertainment is the Chief Compliance Officer, from the General Counsel) with respect to any entertainment to be received in excess of $250 per attendee, and the Chief Compliance Officer will reflect this information in Evanston’s gifts and entertainment log.  Evanston employees are not required to obtain pre-clearance (or report) with respect to entertainment to be received that is not in excess of $250 per attendee.  If an Evanston employee is unable to obtain pre-clearance prior to an entertainment event that exceeds $250 per attendee, such Evanston employee must report such entertainment event as soon as possible to the Chief Compliance Officer, and the Chief Compliance Officer will determine appropriate measures on a case by case basis, which may include requiring such employee to make a donation in an amount that is estimated to be approximately equal to such employee’s portion of the entertainment received in excess of $250.

2.
Employees’ Receipt of Gifts – Except as set forth in Section 10(B) below, employees must report the receipt of any gift to the Chief Compliance Officer, and the Chief Compliance Officer will reflect this information in Evanston’s gifts and entertainment log.  Moreover, employees will be required to obtain pre-clearance from the Chief Compliance Officer (or if the recipient is the Chief Compliance Officer, from the General Counsel) prior to accepting any gift over $250 (either one single gift, or in the aggregate on a calendar year basis).  If an Evanston employee is unable to obtain pre-clearance prior to accepting any gift over $250 (either one single gift, or in the aggregate on a calendar year basis), such Evanston employee must report the gift(s) as soon as possible to the Chief Compliance Officer, and the Chief Compliance Officer will determine appropriate measures on a case by case basis, which may include requiring such employee to make a donation in an amount that is estimated to be approximately equal to that of the gift(s) such employee received in excess of $250.

3.
Evanston’s Gifts and Entertainment Giving Policy – Evanston and its employees are prohibited from giving gifts or entertainment that may appear lavish or excessive if given in connection with Evanston’s business activities, and must obtain pre-clearance from the Chief Compliance Officer (or if the provider is the Chief Compliance Officer, from the General Counsel) to give gifts or entertainment in excess of $500 to any current or prospective investor in the Funds, or individual or entity that Evanston does, or is seeking to do, business with.  Notwithstanding Evanston’s general policy on giving gifts or providing entertainment set forth in this Section 10(A)(3), special rules apply to the provision of gifts and/or entertainment to certain persons as set forth below:

(a)
Gifts and Entertainment Given to State and Local Pension Officials – Any gift or entertainment provided by Evanston to a state or local pension official must be pre-cleared by the Chief Compliance Officer (or if the Chief Compliance Officer provides the gift or entertainment, by the General Counsel) to ensure that the gift or entertainment provided does not violate the ethical rules of the pension plan in question.

(b)
Gifts and Entertainment Given to Union Officials – Evanston’s intent to provide any gift or entertainment to a labor union or a union official in excess of $250 per fiscal year must be pre-cleared by the Chief Compliance Officer (or if the provider of any gift or entertainment is the Chief Compliance Officer, by the General Counsel).  After obtaining pre-clearance and after providing such gift or entertainment, such gift or entertainment must be reported on U.S. Department of Labor Form LM-10 within 90 days following the end of Evanston’s fiscal year.

(c)
Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities” – The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government.  Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government.  In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions.  Civil and criminal penalties for violating the FCPA can be severe.  Accordingly, Evanston employees must contact the Chief Compliance Officer or the General Counsel as soon as possible prior to coming into contact with any representative of a sovereign wealth fund, any other non-U.S. governmental entity, or any officer, employee, or other “instrumentality” of a foreign government.

(d)
Gifts and Entertainment Given to ERISA Plan Fiduciaries – Evanston is prohibited from giving gifts or entertainment with an aggregate value that equals or exceeds $250 per year to any ERISA plan fiduciary.  Consequently, employees shall obtain pre-clearance from the Chief Compliance Officer (or if the provider of any gift or entertainment is the Chief Compliance Officer, from the General Counsel) prior to providing gifts and entertainment to ERISA plan fiduciaries.

B.	Exclusions from Gifts Policy. The gift receiving and gift giving policies set forth in Section 10(A) above will not apply to any of the following:

1.
Personal gifts, such as a wedding gift or a congratulatory gift for a child’s birth, provided that (a) there is a pre-existing personal or family relationship between the giver and the recipient, and (b) the gift is not given in relation to Evanston’s business activities.

	2.	Gifts of de minimis value, such as pens and notepads, and promotional items of nominal value that display a firm’s logo, such as tote bags, t-shirts and umbrellas.

	3.	Plaques and other similar solely decorative items that commemorate a business transaction.

	4.	Gifts such as holiday baskets or lunches delivered to Evanston’s offices, which are received as a consequence of an investment made by a Fund or are given by a service provider of Evanston or a Fund.

C.
Gifts and Entertainment Monitoring.  The Chief Compliance Officer will record employees’ provision and receipt of gifts and entertainment in accordance with the policies set forth in this Section 10, and will reflect this information in Evanston’s gifts and entertainment log as described herein.

Employees must consult with the Chief Compliance Officer or General Counsel if there is any question respecting this gifts and entertainment policy.

11.	Charitable Contributions

Evanston encourages its employees to be engaged in charitable and civic activities, including by providing both time and financial support to appropriate causes.  Evanston also believes in supporting the goals and values of its clients and the investors in the Funds managed by Evanston, as well as the communities in which they live and operate.  Consequently, Evanston and its employees may donate to charitable causes or other worthy organizations at the request of prospective and current Evanston clients, investors in Funds managed by Evanston, and other business partners (collectively, “Business Partners”) in certain circumstances in accordance with Evanston’s Charitable Contributions Policy with respect to Business Partners.  However, Evanston strictly prohibits Evanston and its employees from making any contribution in any amount to a Business Partner’s charitable cause, organization or other event if the contribution is intended to influence the Business Partner to hire Evanston or to invest in the Funds managed by Evanston.

12.	Political Contributions

In light of the SEC’s rules respecting “pay-to-play” practices, which seek to curtail campaign contributions and related payments to elected officials to influence awards of contracts for management of public pension plan assets and similar government investment accounts, or their investment in an investment fund, Evanston has developed policies and procedures as set forth in Appendix C prohibiting Evanston and its Covered Associates  (as defined in Appendix C) from (1) making or soliciting others to make political contributions, and (2) providing anything of value to elected officials for purposes of obtaining investments or business from a Government Entity (as defined in Appendix C).  However, Evanston will permit Covered Associates, in accordance with the policies and procedures set forth in Appendix C, to make de minimis political contributions with the Chief Compliance Officer’s prior written approval.

13.	Sanctions

Upon discovering a violation of this Code of Ethics, the Chief Compliance Officer, the General Counsel and/or Evanston’s principals and, if appropriate based on the severity of the violations, the Board of Managers (or, with respect to violations by any principal or member of the Board of Managers, the remaining principals and, if deemed appropriate based on the severity of the violations, the Board of Managers) may impose such sanctions as deemed appropriate, including, among other things, a letter of censure or termination of the violator’s employment.

14.	Administration of Code of Ethics.

Evanston shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code of Ethics.

15.	Recordkeeping Requirements.

	(a)	Evanston shall, at the principal place of business of Evanston, maintain records in the manner and to the extent set out in this Section 15:

(i) A copy of each Code of Ethics that is in effect, or at any time within the past five years was in effect, for Evanston shall be maintained in an easily accessible place;

(ii)
A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(iii)
A copy of each report made by an Access Person as required by Section 8(a), shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place; and

(iv)
A record of all persons, currently or within the past five years, who are or were required to make reports under Section 8(a), and who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

	(b)	Evanston shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of Securities under Section

4(b)(ii) (Limited Offerings), or to grant Access Persons a waiver of the prohibition contained in Section 4(b)(i) (Initial Public Offerings), for at least five years after the end of the fiscal year in which the approval or waiver, as applicable, is granted.

Appendix A

Rule 16a-1(a)(2) under the Exchange Act states that the term “beneficial owner” means, for all relevant purposes, “any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the [issuer’s] equity securities.”  The definition revolves around the term “pecuniary interest,” which is defined in Rule 16a-1(a)(2)(i) to mean “the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.”

Rule 16a-1(a)(2) makes clear that a pecuniary interest may exist indirectly through another person or entity.  That rule and Rule 16a-8 provide precise guidance regarding the application of the definition to several common indirect ownership situations.

Beneficial ownership of securities thus includes not only ownership of securities held by an Access Person for his or her name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators or trustees (if he or she has both a pecuniary interest and investment control), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a general partner, securities owned by any corporation which he or she should regard as a personal holding corporation or securities held by a revocable trust with respect to which he or she is the settlor, and has or shares investment authority.  Correspondingly, this term would exclude securities held by an Access Person for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators of estates in which an Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent’s death.

Securities held in the name of another should be considered as “beneficially” owned by an Access Person where such person enjoys “benefits substantially equivalent to ownership.”  The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse or their minor children.  Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expense which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he or she obtains therefrom benefits substantially equivalent to those of ownership.  Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative.

Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an Access Person will be treated as being beneficially owned by the Access Person.

An Access Person also is regarded as the beneficial owner of securities held in the name of the spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he or she can vest or revest title in himself or herself at once or at some future time.

A-2

Appendix B

EVANSTON CAPITAL MANAGEMENT, LLC

POLICIES AND PROCEDURES TO DETECT
AND PREVENT INSIDER TRADING
(“POLICY STATEMENT”)

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.	Introduction

This Policy Statement implements procedures to prevent the misuse of material, nonpublic information by Evanston Capital Management, LLC (“Evanston”) employees in securities transactions.  All references herein to “employees” shall include Evanston’s members, officers, employees and Board of Managers.

Trading securities while in possession of material, nonpublic information (“Inside Information”) or improperly communicating that information to others may expose you to stringent penalties.  Criminal sanctions are severe, and may include significant monetary fines and/or imprisonment.  The SEC can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall, and permanently bar you from the securities industry.  Finally, you may be sued by investors seeking to recover damages for insider trading violations.

Regardless of whether a government inquiry occurs, Evanston views seriously any violation of this Policy Statement.  Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.	Scope of the Policy Statement

This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner.  This Policy Statement applies to securities trading and information handling by all Evanston employees, including spouses, minor children and adult members of their households and any other relative of the Evanston employee on whose behalf the Evanston employee is acting for their own account or the account of any Evanston client.

If any Evanston employee has questions about who this Policy Statement covers, please consult the Chief Compliance Officer.

C.	Self-Reporting

You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this Policy Statement has occurred or is about to occur (or the General Counsel if the Chief Compliance Officer is the subject of the alleged violation), whether or not such violation involves you or other Evanston employees. Failure to do so constitutes grounds for disciplinary sanctions, including dismissal.

D.	Personal Trades

All personal securities trades are subject to Evanston’s Code of Ethics.  However, compliance with the trading restrictions imposed by the Code of Ethics by no means assures full compliance with the prohibition on trading while in the possession of Inside Information.  No Evanston employee may trade, either personally or on behalf of clients, while he or she has any reason to believe that he or she may be in possession of Inside Information; nor may such Evanston personnel communicate Inside Information to others (except to Evanston employees as necessary to effect the purposes of this Policy Statement).

E.	Directorships and Officerships

All Evanston employees must report any affiliation or business relationship they may have with any issuer of underlying securities to the Chief Compliance Officer.

F.	Manipulative Trading Practices

Section 9(a)(2) of the Exchange Act, and Rule 10b-5 thereunder make it unlawful for any person, acting alone or with others, to trade any security in order to create actual or apparent active trading in such security, or raise or depress the price of the security.

Evanston employees are prohibited from engaging in actual or apparent trading in a security for the purpose of (a) inducing the purchase or sale of such security by others; or (b) causing the price of a security to move up or down.  The Exchange Act does not prohibit otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

G.	Inside Information

	1.	What is Inside Information?

To constitute Inside Information, information must be both (a) material and (b) nonpublic.

		a.	Materiality

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities.  No simple “bright line” test exists to determine when information is material;

assessments of materiality involve a highly fact-specific inquiry.  If the information you have received is or could be a factor in your trading decision, you must assume that such information is material.

	b.	Nonpublic

Information is “public” when it has been disseminated broadly to investors in the marketplace through commonly recognized channels.  Tangible evidence of such dissemination is the best indication that the information is public.  For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones “tape” or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.  If you believe that you have information concerning an issuer which gives you an advantage over other investors, such information is, in all likelihood, non-public.

2.	Identifying Inside Information

Before executing any trade for yourself, your affiliates or an Evanston client, you must determine whether you have access to material, nonpublic information.  If you think that you might have access to material, nonpublic information, you must take the following steps:

		i.	Report the information and proposed trade immediately to the Chief Compliance Officer.

		ii.	Do not purchase or sell the relevant securities.

		iii.	Do not communicate the information outside Evanston or to any colleagues at Evanston other than the Chief Compliance Officer or General Counsel.

		iv.	After the Chief Compliance Officer has reviewed the issue, Evanston will determine whether the information is Inside Information and, if so, what action Evanston should take.

Each employee must follow the steps above or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

3.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons.  First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of Inside Information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.  Evanston employees should exercise particular caution any time they believe that they may have become aware of any nonpublic information (regardless of how trivial such information may be) relating to a tender offer.

H.	Who Is An Insider?

EVANSTON employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information.  Whether the “tip” made to the employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.  Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

In the past, securities laws have been interpreted to prohibit the following activities:

Trading by an insider while in possession of material non-public information;

Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

Communicating material non-public information to others in breach of a fiduciary duty.

*        *        *

SECTION II.  PROCEDURES TO IMPLEMENT THE POLICY STATEMENT ON INSIDER TRADING

A.	Procedures to Implement Evanston’s Policy Against Insider Trading

The following procedures have been established to aid Evanston’s officers and employees in avoiding insider trading, and to aid Evanston in preventing, detecting and imposing sanctions against insider trading.  Every officer and employee of Evanston must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  If you have any questions about these procedures, you should consult the Chief Compliance Officer.

1.	Reporting Personal Securities Trading

Employees must comply with Evanston’s Code of Ethics with respect to personal securities trading.

2.	Adverse Effects of Trading Activities

Evanston employees should understand that if Evanston becomes aware of material, nonpublic information about the issuer of the underlying securities (even if the particular Evanston employee in question does not himself or herself have such knowledge), Evanston will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.

3.	Restrictions on Disclosures

Evanston employees shall not disclose any nonpublic information (whether or not it is material) relating to Evanston or its securities transactions to any person outside Evanston (unless such disclosure has been authorized by the Chief Compliance Officer).  Inside Information may not be communicated to anyone outside Evanston.  On the contrary, such information must be secured.  For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

4.	Annual Acknowledgement

Each Evanston employee shall annually execute an acknowledgement of this Policy Statement (which will be done via the annual certification that such employee has received and read Evanston’s Code of Ethics).

*        *        *

SECTION III.  SUPERVISORY PROCEDURES

A.	Supervisory Procedures

Evanston has assigned the Chief Compliance Officer the primary responsibility for the implementation and maintenance of Evanston’s policy and procedures against insider trading.  Supervisory Procedures can be divided into two classifications -- prevention of insider trading and detection of insider trading.

1.	Prevention of Insider Trading

To prevent insider trading, the Chief Compliance Officer should:

	i.	answer questions regarding Evanston’s policy and procedures;

	ii.	resolve issues of whether information received by an officer or employee of Evanston constitutes Inside Information and determine what action, if any, should be taken;

	iii.	review on a regular basis and update as necessary Evanston’s policy and procedures;

	iv.	when it has been determined that an Evanston employee has Inside Information:

		1.	implement procedures to prevent dissemination of such information, and

		2.	not permit any Evanston employee to execute any transaction in any securities of the issuer in question.

v.
if necessary (such as if Evanston trades directly in securities on behalf of an Evanston client rather than operating “funds of hedge funds”), compile and maintain a Restricted List of securities in which no Evanston employee may trade because Evanston as an entity is deemed to have Inside Information concerning the issuers of such securities and determine when to remove securities from such Restricted List.

2.	Detection of Insider Trading

To detect insider trading, the Chief Compliance Officer should:

	i.	periodically spot check confirmations and/or transaction reports filed by employees; and

	ii.	promptly investigate all reports of any possible violations of this Policy Statement.

Appendix C

EVANSTON CAPITAL MANAGEMENT, LLC
POLICY AND PROCEDURES REGARDING POLITICAL CONTRIBUTIONS

I.  INTRODUCTION

On June 30, 2010, the SEC approved new rules intended to curtail “pay-to-play” practices by investment advisers that seek to manage money for state and local governments.  SEC Rule 206-4(5) adopted under the Advisers Act addresses “pay-to-play,” which is the practice of making campaign Contributions and related Payments to elected officials in order to influence the awarding of contracts for the management of public pension plan assets and similar government investment accounts, or the investment of such assets in an investment fund.

It is Evanston’s policy that neither Evanston nor any of its Covered Associates may make political Contributions, solicit others to make political Contributions, or provide anything of value, directly or indirectly, to elected officials for the purpose of obtaining an investment in a Fund or otherwise obtaining business from a Government Entity.  For purposes of Rule 206-4(5) and this Appendix C, Evanston’s provision of investment advisory services to the Funds in which a Government Entity invests or is solicited to invest shall be treated as though Evanston was providing or seeking to provide investment advisory services directly to the Government Entity.  Evanston has instituted the following procedures to govern political Contributions by Evanston personnel.  The procedures are designed to avoid even the appearance that political Contributions are made to influence the retention of Evanston to provide advisory services to any Government Entity.

Many states may have ethics laws that apply to, among other things, political Contributions, and these laws may have additional requirements that must be met.  Evanston intends to comply with state law requirements in all circumstances.

II.  DEFINITIONS

Capitalized terms used in this Appendix C that are not defined in this Section II or elsewhere in this Appendix C shall have the meanings assigned to them in Evanston’s Code of Ethics.

(a)
“Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for (i) the purpose of influencing any election for federal, state, or local office; (ii) payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.

(b)
“Covered Associate” means (1) any general partner or managing member of Evanston, or any other individual with a similar status or function (other than as excluded below); (2) any “executive officer,” which is defined to include Evanston’s president, any vice-president in charge of a principal business unit, division or function, any other officer who performs a policy-making function and any other person who performs similar policy-making functions for Evanston; (3) any Evanston employee who solicits  a Government Entity and any person who directly or indirectly supervises any such employee; (4) any Evanston employee that does not fall under categories (1), (2) or (3) above but that is otherwise an Access Person; (5) any member of a Covered Associate’s immediate family sharing a household with such Covered Associate, or (6) any political action committee controlled by Evanston or any of the above persons.  For the avoidance of doubt, the term “Covered Associate” shall exclude Non-Evanston Managers.

(c)
“Covered Official” means any person (including any election committee for the person) who was, at the time of the Contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a Government Entity, or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a Government Entity.  A candidate for federal office can fall within the scope of the definition of “Covered Official” if the candidate is currently a state or local government official.

(d)
“Government Entity” means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

(e)	“Payment” means any gift, subscription, loan, advance, or deposit of money or anything of value.

(f)
“Regulated Person” means (1) an SEC-registered investment adviser that has not, and whose Covered Associates have not, within two years of soliciting a Government Entity (a) made a Contribution to an official of that Government Entity, other than Contributions which did not exceed the De Minimis Limit (as defined in Section III.B below); and (b) coordinated or solicited any person or political action committee to make (i) any Contribution to a Covered Official of a Government Entity to which the investment adviser is providing or seeking to provide advisory services or (ii) Payment to a political party of a state or locality where the adviser is providing or seeking to provide advisory services to a Government Entity; or (2) a “broker” or a “dealer” as defined in Sections 3(a)(4) and 3(a)(5), respectively, of the Exchange Act, that is registered with the SEC and is a member of a national securities association registered under Section 15A of the Exchange Act, provided that (a) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political Contributions have been made; and (b) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than Rule 206(4)-5 of the

Advisers Act imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5 of the Advisers Act.

III.  POLICY AND PROCEDURES

A. Prohibition of Non-De Minimis Political Contributions

A Covered Associate may not directly or indirectly make any Contribution to a Covered Official unless made in accordance with Section III.B below.  A Contribution would include, for example, expenses incurred in organizing a fundraiser.  Depending on the facts and circumstances, this may include providing certain of Evanston’s resources or facilities, such as the use of conference rooms or other office facilities, equipment or supplies or hosting an event for the official or candidate (each generally an “Evanston Resource”).  Accordingly, use of any Evanston Resource for the benefit of any official or candidate is strictly prohibited.

If you have any questions regarding Contributions that require prior approval or whether a payment or expenditure constitutes a “Contribution,” please contact the Chief Compliance Officer.

B. Approval Required for De Minimis Political Contributions

Notwithstanding the foregoing, a Covered Associate that is an individual may, with the Chief Compliance Officer’s prior written approval (or if the Chief Compliance Officer is seeking to make the Contribution, the General Counsel’s prior written approval), make a Contribution that does not exceed (1) $350 per election to a Covered Official for whom the Covered Associate was entitled to vote at the time of the Contribution, and (2) $150 per election to a Covered Official for any other election (the “De Minimis Limit”).  Primary and general elections are considered separate elections.

C. Prohibition of the Coordination or Solicitation of Contributions or the “Bundling” of Contributions

No Covered Associate may coordinate, or solicit any person or political action committee to make, Contributions or “bundle” Contributions to a Covered Official of a Government Entity to which Evanston is providing or seeking to provide investment advisory services, nor may any Covered Associate coordinate, or solicit any person or political action committee to make, Payments to a political party in any state or locality from which Evanston is providing or seeking to provide investment advisory services to a Government Entity.  Prior to coordinating or soliciting any Contributions or Payments as described in this paragraph, Covered Associates must contact the Chief Compliance Officer to determine whether the Covered Officials or political parties the Covered Associate seeks to support are persons or entities with which, or from which, Evanston is seeking to do business and are therefore prohibited.

D. Exemptions

The SEC, upon application, may conditionally or unconditionally exempt an investment adviser from the prohibitions on receipt of compensation arising from the giving of political Contributions to Government Entities.  A determination to seek a discretionary exemption pursuant to SEC Rule 206-4(5) pursuant to the Advisers Act must be made by the Chief Compliance Officer.  The Chief Compliance Officer will gather all relevant facts from the employee making the Contribution for which an exemption is sought or claimed, and must maintain a record of all requests for or claims of exemption.  The Chief Compliance Officer must ensure that all necessary conditions are satisfied before Evanston claims an exemption under the rule.  The Chief Compliance Officer shall further ensure that the Contribution for which the exemption is claimed is recorded in the records maintained relating to Contributions.  Evanston does not intend to seek exemptions in the ordinary course, as it intends to limit its pursuit of exemptions only to extraordinary circumstances.

E. Approval Required for Hiring of Placement Agents

Any placement agent or other third party that may be retained by Evanston to solicit Government Entities (including Government Entity investors in a Fund) must be pre-approved in writing by the Chief Compliance Officer to ensure compliance with the ban on unregulated placement agents and that each Placement Agent is a Regulated Person.

IV.  REPORTING OF CONTRIBUTIONS

Covered Associates making any Contribution or Payment to a Covered Official or any other Government Entity that does not exceed the De Minimis Limit must make such Contribution or Payment within three (3) days of obtaining written approval from the Chief Compliance Officer, and promptly must report every Contribution or Payment made to the Chief Compliance Officer.  All reports shall include the following information: (i) the name and title of the Covered Associate contributor, (ii) the name and title (including any city/county/state or other political subdivision) of each recipient of a Contribution or Payment, and (iii) the amount and date of each Contribution or Payment.  All newly-hired Covered Associates must, prior to commencing work with Evanston, disclose to the Chief Compliance Officer any Contribution the Covered Associate has made to a Covered Official in the two years immediately prior to the Covered Associate’s date of hire.

V.  BOOKS AND RECORDS

The Chief Compliance Officer will obtain an initial certification and thereafter quarterly certifications from each Covered Associate with regard to any political Contributions to any Covered Official of a Government Entity and/or any Payments to a political party of a state or political subdivision thereof, or to a political action committee, that are made by such Covered Associate and/or immediate family members of such Covered Associate’s household.

The Chief Compliance Officer or her delegate is responsible for maintaining a separate list, or other record, of:

(i)	the name, title, and business and residence addresses of each Covered Associate;

(ii)
the Government Entity investors in the Funds, or Government Entity managed account holders, if any, as well as of any Government Entity that was an investor in the Funds or to which Evanston provided advisory services during the preceding five calendar years, but not prior to September 13, 2010.

(iii)
the direct or indirect Contributions made by Evanston and any of its Covered Associates to any Covered Official, and direct or indirect Payments to any state or local political party or political subdivision of a state, and to any political action committee.  Such Contributions and Payments shall be recorded in chronological order and the record shall indicate: (i) the name and title of each contributor, (ii) the name and title (including any city/county/state or other political subdivision) of each recipient of a Contribution or Payment, the amount and date of each Contribution or Payment, and whether any such Contribution or Payment was subject to the exception for certain returned Contributions pursuant to SEC Rule § 206(4)-5(b)(2); and

(iv)
the name and business address of each Regulated Person to whom Evanston provides or agrees to provide, directly or indirectly, Payment to solicit a Government Entity for investment advisory services on its behalf.

POLITICAL CONTRIBUTION PRE-CLEARANCE REQUEST FORM

Requested by:	_____________________________	Date of Request:	_________________
Name of Covered Associate1, if other than Evanston Employee: _________________________________
Required Information
Name/Title (including any city/county/state or other political subdivision) of each recipient (including state or local political parties and political action committees) of a Contribution or Payment (each as defined in Section II of Appendix C of Evanston’s Code of Ethics), amount of Contribution or Payment made and date that such Contribution or Payment was  made:

Recipient’s Name	Recipient’s Title	Amount	Date Made

If additional space is needed, please attach a separate page to this pre-clearance request form.

*           *           *

I believe that the proposed political Contribution and/or Payment fully comply with Evanston’s Policy and Procedures Regarding Political Contributions.  I understand that Evanston reserves the right to direct me (or the Covered Associate with whom I share a household) to rescind a political Contribution and/or Payment even if approval is granted.

Employee
Print Name	Signature	Date

* * *

Approved	Rejected

Chief Compliance Officer
Print Name	Signature	Date	Time

1 As defined in Section II(b) of Appendix C of Evanston’s Code of Ethics.

INITIAL POLITICAL CONTRIBUTION CERTIFICATION
FOR ALL NEW HIRES

PLEASE CHECK AND COMPLETE ONE OF THE FOLLOWING, AS APPLICABLE:

Each member of my immediate family with whom I share a household (if applicable) and I have made the following political Contributions or Payments (each as defined in Section II of Appendix C of Evanston’s Code of Ethics (the “Code”)) in the two years immediately prior to my date of hire, and from such hire date through the date indicated by my signature below:

Name/Title (including any city/county/state or other political subdivision) of each recipient (including state or local political parties and political action committees) of a Contribution or Payment, amount of Contribution or Payment made and date that such Contribution or Payment was made:

Recipient’s Name	Recipient’s Title	Amount	Date Made

I hereby certify that neither I nor any member of my immediate family with whom I share a household (if applicable) has made any state or local political Contributions or Payments (each as defined in Section II of Appendix C of the Code) (including to state or local political parties and political action committees) in the two years immediately prior to my date of hire, and from such hire date through the date indicated by my signature below.

Employee
	Print Name	Signature	Date

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS

UNDER EVANSTON’S CODE OF ETHICS

In accordance with Section 8(a)(i) or Section 8(a)(iii) of the Code of Ethics of Evanston Capital Management, LLC (“Evanston”), the undersigned Access Person hereby discloses all Reportable Securities* (other than those specifically excluded from the definition of Reportable Security), including physical certificates held, in which such Access Person has Beneficial Ownership (as defined in Appendix A of the Code of Ethics).  (Please note that, under Section 8(b) of the Code of Ethics, Access Persons are not required to report with respect to transactions effected for, and Reportable Securities* held in, any account over which such person does not have any direct or indirect influence or control.)  Additionally, the undersigned Access Person must also list the names of any broker, dealer, bank or other financial institution with which the Access Person maintains an account in which any Securities** (note that this section of the report is not limited to Reportable Securities*) are held for the direct or indirect benefit of the Access Person.

(1)	Type of Disclosure (Initial or Annual)	______________________

(2)	Full Name of Access Person	______________________

(3)	If different than (2), name of the Person/Entity in whose name Security(ies)** are held:	______________________

(4)	Relationship of (3) to (2)	______________________

(5)	Broker/Dealer(s) at which Security(ies)**/ account(s) are maintained (if applicable) (include, for example, 401(k) and profit sharing plans of Access Person and spouse, 529 plans, etc.)	______________________ ______________________ ______________________

(6)	Account Number(s) for Accounts listed in Section (5) above (if applicable) (include, for example, 401(k) and profit sharing plans of Access Person and spouse, 529 plans, etc.)	______________________ ______________________ ______________________

______________________ ______________________
(7)	Contact person(s) at Broker/Dealer(s) (if applicable)	______________________ ______________________

(8)	Phone number(s) of Contact person(s) at Broker/Dealer(s) (if applicable)	______________________ ______________________

(9)
Brokerage Statements / Account Statements.  If you have Beneficial Ownership of Reportable Securities*, you must attach an account statement for each of your accounts in which Reportable Securities are held (or, if your Reportable Securities are not held in any account, you must attach copies of physical certificates).  If you do not have Beneficial Ownership of any Reportable Securities, you may skip this Section (9) and you must review and complete Section (10).

(10)
No Reportable Securities Certification (please complete if you do not have any Beneficial Ownership of Reportable Securities). If the Access Person has listed Securities** accounts in (5) and (6) above, but (i) has not attached any account statements listing Reportable Securities* over which such Access Person has Beneficial Ownership (as defined in Appendix A of the Code of Ethics) as described in Section (9) above, and (ii) cannot initial (11) below, the Access Person certifies that all such Securities** accounts listed in (5) and (6) above exclusively hold shares of mutual funds or other Securities** that are excluded from the definition of Reportable Securities* by initialing here _______.

(11)
Managed Accounts Certification (please complete if you have a managed account). If the Access Person previously executed a letter certifying to Evanston that such Access Person is not required to pre-clear Reportable Securities* held in an account listed in (5) and (6) above and over which the Access Person does not have any direct or indirect influence or control (the “Certification Letter”), the Access Person hereby confirms as of the date indicated below that: (i) such Access Person is not able to directly or indirectly make any determinations over any particular Securities** or other financial instruments to be purchased or sold for such account, and (ii) that the contents of such Certification Letter continue to be correct and there are no changes to report by initialing here _______.

I certify as of the date set forth below that this Disclosure of Personal Securities Holdings report and the attached statements (if any) that I hereby submit to Evanston constitute all of the Reportable Securities* in which I have Beneficial Ownership (as defined in Appendix A of the Code of Ethics).

PLEASE DATE, SIGN, AND PRINT FULL NAME BELOW

Date	Access Person’s Full Signature

Print Full Name

*  “Reportable Security" shall have the meaning ascribed to the term “security” in Section 202(a)(18) of the Advisers Act, except that it shall not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds (i.e., any registered investment company), other than any thereof for which Evanston serves as an investment adviser or whose investment adviser or principal underwriter controls, is controlled by, or is under common control with Evanston or an exchange traded fund; and (v) shares issued by unit investment trusts (other than exchange traded funds) that are invested exclusively in one or more open-end funds (as defined in (iv) above), none of which are Reportable Funds.

**  Please see Section 2(a)(r) of the Code of Ethics for the definition of “Security.”  Please note that the definition of a “Security” does include those instruments exempted from the definition of a “Reportable Security.”

EVANSTON CAPITAL MANAGEMENT, LLC (“ECM”)

PRE-CLEARANCE FOR REPORTABLE SECURITIES TRANSACTIONS

(Pre-Clearance Approval Valid for Five Business Days)
Name: _______________________________________________________

Transaction Type (circle one)		Share Price	# of Shares or Ownership Interest	Security Type (stock, option, etc.)	Is this a “New Issue” (initial public offering)? (Yes or No)	Name/ Description of Issuer of Security
Buy	Sell
Buy	Sell
Buy	Sell
Buy	Sell
Buy	Sell
Buy	Sell
Buy	Sell
Buy	Sell

PLEASE RESPOND TO EACH OF THE FOLLOWING QUESTIONS:	(Yes or No)
I certify that my purchase(s) and/or sale(s) of the securities listed above are based on my own research, and are not based on any information that I obtained or received from any underlying portfolio manager that manages portfolio funds in which an ECM fund is invested.
	Yes	No
I certify that I have reviewed ECM’s Code of Ethics (the “Code”) and that I believe my purchase(s) and/or sale(s) of the securities listed above comply with the general principles and the specific requirements in the Code.
	Yes	No

PRE-CLEARANCE REQUEST

By executing this form, I hereby certify that the information and responses which I have provided above are correct.

(Access Person)	(Date of Request)

PRE-CLEARANCE APPROVAL

(Chief Compliance Officer Authorization)	(Date of Approval)

SECURITIES TRANSACTIONS REPORT, POLITICAL CONTRIBUTIONS,
AND GIFTS AND ENTERTAINMENT CERTIFICATIONS

QUARTER ENDED ______________, 20____ (the “Reporting Quarter”)

Securities Transactions: Please check all of the following that apply:

( )	During the Reporting Quarter, I did not engage in any transactions with respect to Reportable Securities*2in which I had or acquired a direct or indirect beneficial interest.

( )
During the Reporting Quarter, I engaged in transactions with respect to Reportable Securities* in which I had a direct or indirect beneficial interest, and I have listed those transactions on the attached Securities Transaction Report.

( )
During the Reporting Quarter, I engaged in transactions with respect to Reportable Securities* in which I had a direct or indirect beneficial interest, but I am not required to disclose those transactions on the attached Securities Transactions Report pursuant to the exceptions described in Section 8(b) of the Code of Ethics (the “Code”).

( )
During the Reporting Quarter, as per Section 8(a)(ii)(B) of the Code, I have established the following new account(s) in which Reportable Securities* are or will be held for my direct or indirect benefit:   (Attach separate sheets if necessary):

Name of broker/dealer or bank	Date Established

Contact Person	Telephone Number

__________
*   “Reportable Security" shall have the meaning ascribed to the term “Security” in Section 202(a)(18) of the Advisers Act, except that it shall not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds (i.e., any registered investment company), other than any thereof for which Evanston Capital Management, LLC serves as an investment adviser or whose investment adviser or principal underwriter controls, is controlled by, or is under common control with Evanston Capital Management, LLC or an exchange traded fund; and (v) shares issued by unit investment trusts (other than exchange traded funds) that are invested exclusively in one or more open-end funds (as defined in (iv) above), none of which are Reportable Funds.

Political Contributions: Please check one of the following, as applicable:
□ I hereby certify that I (and each member of my immediate family with whom I share a household, if applicable) have not made any state or local political Contributions or Payments (each as defined in Section II of Appendix C of the Code) (including to state or local political parties and political action committees) during the Reporting Quarter.

□ I (and/or a member of my immediate family with whom I share a household, if applicable) have made the following political Contributions or Payments (each as defined in Section II of Appendix C of the Code) (including to state or local political parties and political action committees) during the Reporting Quarter:

Name/Title (including any city/county/state or other political subdivision) of each recipient (including state or local political parties and political action committees) of a Contribution or Payment, amount of Contribution or Payment made and date that such Contribution or Payment was made:

Name/Title of Recipient	Amount and Date Made

(Attach separate sheets if necessary)

Gifts: Please initial one of the following, as applicable:
______ (Initial)
I hereby certify that I have not received gifts or provided any gifts in the normal course of Evanston’s business activities during the Reporting Quarter that require reporting and/or pre-clearance in accordance with Evanston’s Gifts and Entertainment Policy.

______ (Initial)
I hereby certify that I received gifts or provided gifts in the normal course of Evanston’s business activities during the Reporting Quarter and I have reported and/or pre-cleared such gifts with Evanston’s CCO or General Counsel, as required by Evanston’s Gifts and Entertainment Policy.

Entertainment: Please initial one of the following, as applicable:
______ (Initial)
I hereby certify that I have not received any entertainment or provided any entertainment in the normal course of Evanston’s business activities during the Reporting Quarter that would require pre-clearance in accordance with Evanston’s Gifts and Entertainment Policy.

______ (Initial)
I hereby certify that I received entertainment or provided entertainment in the normal course of Evanston’s business activities during the Reporting Quarter that required pre-clearance, and obtained such pre-clearance from Evanston’s CCO or General Counsel in accordance with Evanston’s Gifts and Entertainment Policy.

PLEASE DATE AND SIGN BELOW

____________________ DATE**	______________________________ SIGNATURE

PLEASE PRINT NAME:	______________________________

**
If you are unable to complete this form within 30 days of the end of the Reporting Quarter, this form MUST BE ACCOMPANIED BY A NOTE EXPLAINING THE REASON FOR THE DELAY OR YOU MUST DISCUSS THE REASONS FOR THE DELAY WITH THE CHIEF COMPLIANCE OFFICER OR GENERAL COUNSEL.

SECURITIES TRANSACTION REPORT - QUARTER ENDED ____________, 20___.

Transaction Date	Transaction Type*	Number of Shares or Ownership Interest and Principal Amount (as applicable)	Description of Reportable Security (including interest rate and maturity date, if applicable)	Price**	Broker/ Dealer, Bank or other Financial Institution	Ticker Symbol or CUSIP No.

*    i.e. purchase, sale, etc.

**  Price at which transaction was effected

Attention: Chief Compliance Officer

Re:           Acknowledgment of Receipt of the Code of Ethics of Evanston Capital Management, LLC

I acknowledge that I have received the Code of Ethics (the “Code”) of Evanston Capital Management, LLC (“Evanston”) dated March 26, 2013.  In accordance with Rule 204A-1 of the Investment Advisers Act of 1940, I understand that I am required, among other things, to notify Evanston on a quarterly basis of any and all transactions in Reportable Securities in which I have direct or indirect beneficial ownership (subject to exceptions listed in the Code) with or through any domestic or foreign brokerage firm, bank, investment adviser or other financial institution if I am an Access Person.  Furthermore, if I am an Access Person, I must report annually all Reportable Securities and accounts held (subject to exceptions listed in the Code) by February 14 of each year (or within 10 days of becoming an Access Person for all new employees).

I also understand that, if I am an Access Person, I am prohibited from making, or soliciting others to make, political contributions and from providing anything of value to elected officials to obtain investments or business from a government entity; provided, however, that I am permitted to make de minimis political contributions as detailed in the Policy and Procedures Regarding Political Contributions with the prior written approval of the Chief Compliance Officer.  Each Access Person must also provide a political contribution certification on a quarterly basis.  Furthermore, I acknowledge that, if I am an Access Person, I must report to Evanston’s Chief Compliance Officer or General Counsel all gifts that I receive regardless of amount, and pre-clear any entertainment I expect to receive in excess of $250 per attendee.  Finally, if I am an Access Person, I also will adhere to Evanston’s gift and entertainment giving policies outlined in Section 10 of this Code.

Before signing this acknowledgment, I certify that I read the Code and I understand its contents.  I agree to adhere to all policies as set forth in the Code and to not knowingly violate any applicable federal securities laws, rules or regulations of the Securities and Exchange Commission or other regulatory entities.  Furthermore, I understand that my employment with Evanston could be subject to review and possible termination upon violation of any of these rules.

_____________________________ Signature _____________________________ Print Name	_____________________________ Date